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                                  EXHIBIT 11

                        CONVERSE INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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                                                                             THREE MONTHS ENDED
                                                                       ----------------------------------
                                                                        MARCH 29, 1997    APRIL 4, 1998
                                                                       ----------------  ---------------
BASIC:
------
      Weighted average number of shares outstanding ..............            17,233            17,319

      Income (loss) available to stockholders ....................           $12,680           $(1,163)

      Basic earnings (loss) per share ............................           $  0.74           $ (0.07)

DILUTED:
--------

      Weighted average  number of common shares outstanding ......            17,233            17,319

      Weighted average incremental shares from assumed
        conversion of common stock equivalents ...................               629              ----
                                                                       ----------------  ---------------
                                                                              17,862            17,319

      Income (loss) available to common stockholders..............           $12,680           $(1,163)

      Diluted earnings (loss) per share ..........................           $  0.71           $ (0.07)

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